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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No 33-95144 of Business Resource Group on Form S-8 of our report dated December 10, 1996, appearing in this Annual Report on Form 10-K of Business Resource Group for the year ended October 31, 1996.







/s/ Deloitte & Touche LLP
San Jose,  California
January 24, 1997